Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I
Securities-Backed Series 2004-4
*CUSIP:   21988K875   Class  A-1
          21988KAL1   Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of   August 15, 2005.....                                $0.00
      Scheduled Income received on securities.....          $3,331,125.00
      Unscheduled Income received on securities.....                $0.00

LESS:
      Distribution to Class A-1 Holders.....                -3,150,000.00
      Distribution to Class A-2 Holders.....                 -$155,634.49
      Distribution to Class A-2 Holders of                    -$25,490.51
      Amortization.....
      Distribution to Depositor.....                               -$0.00
      Distribution to Trustee.....                                 -$0.00
Balance as of  February 15, 2006.....                               $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of August 15, 2005.....                                  $0.00
      Scheduled Principal received on securities.....               $0.00

LESS:
      Distribution to Holders.....                                 -$0.00
Balance as of February 15, 2006.....                                $0.00

             UNDERLYING SECURITIES HELD AS OF     February 15, 2006

        Principal
         Amount                          Title of Security
        ---------                        -----------------
       $105,000,000     Goldman Sachs Capital I 6.345% Capital Securities
                        due February 15, 2034
                        *CUSIP:  38143VAA7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.